UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2005

TEXAS UNITED BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-49928	75-2768656
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 W. Colorado Street
La Grange, Texas	78945
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (979) 968-8451

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 22, 2005, Texas United Bancshares, Inc., a Texas corporation (“Texas United”), and Northwest Bancshares, Inc., a Texas corporation (“Northwest”), entered into an Agreement and Plan of Reorganization (the “Agreement”) pursuant to which Northwest will merge with and into Texas United.

Under the terms of the Agreement, Texas United will pay aggregate consideration of $31.0 million. More specifically, Northwest shareholders will receive, for each share of Northwest common stock they own, (i) $0.2480 in cash and (ii) a number of shares of Texas United common stock equal to the quotient obtained by dividing $0.3720 by the Average Trading Price of the Texas United common stock, subject to adjustment as provided in the Agreement. The “Average Trading Price” is the average of the closing sale price per share of the Texas United common stock for the forty (40) consecutive trading days prior to and including the tenth trading day preceding the closing date.

The transaction is subject to customary closing conditions, including the receipt of regulatory approvals, approval by the shareholders of Northwest and certain other conditions set forth in the Agreement.

The news release announcing the transaction is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Reorganization, dated as of November 22, 2005, by and between Texas United Bancshares, Inc. and Northwest Bancshares, Inc.

99.1	News Release issued by Texas United dated November 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS UNITED BANCSHARES, INC.
(Registrant)

Dated: November 23, 2005	By:	/s/ Jeffrey A. Wilkinson
Jeffrey A. Wilkinson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Reorganization, dated as of November 22, 2005, by and between Texas United Bancshares, Inc. and Northwest Bancshares, Inc.

99.1	News Release issued by Texas United dated November 22, 2005.